Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement of Provident Financial Services, Inc. on Form S-4 of our report dated March 28, 2014 relating to the consolidated financial statements of Team Capital Bank and a subsidiary as of December 31, 2013 and for the two year period then ended, which appears in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ParenteBeard LLC

Allentown, Pennsylvania

May 15, 2014